UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

June 20, 2017

Research Solutions, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-53501 (Commission File Number)		11-3797644 (IRS Employer Identification No.)
15821 Ventura Boulevard, Suite 165 Encino, CA 91436 (Address of Principal Executive Offices and zip code)

(310) 477-0354

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.01.	Entry into a Material Definitive Agreement.

On June 20, 2017, the Registrant entered into an Asset Purchase Agreement (the “APA”) with Reprints Desk, Inc., the Registrant’s wholly-owned subsidiary (“Reprints Desk”), and Copyright Clearance Center, Inc. (“CCC”). Under the APA, if all conditions are satisfied or waived, Reprints Desk will sell to CCC (the “Asset Sale”) its assets related to soliciting, brokering and/or fulfilling requests for bulk paper and/or bulk electronic reprints of published journal articles and other published materials typically (but not exclusively) used in medical marketing and sales, with the term ‘bulk’ in this context referring to multiple copies, usually tens to hundreds to thousands, of the same article (the “Reprints Business”). Reprints Desk’s electronic transaction (Article Galaxy) and SaaS platform business lines are not being sold.

In consideration of its acquisition of the Reprints Business, CCC will pay to Reprints Desk $500,000, paid at closing, plus 50% of the gross margins from the Reprints Business (as further set forth in the APA) for a period of 30 months following the closing (the “Deferred Consideration Period”), paid no later than 45 days following the end of each 6-month period in the Deferred Consideration Period.

Under the APA, the parties have each made standard and customary representations and warranties to each other, and standard covenants pending the closing of the Asset Sale. Reprints Desk and the Registrant have agreed not to compete with the Reprints Business for a period of 48 months after the closing, nor solicit customers of the Reprints Business for a period of 54 months after the closing. The parties have agreed to indemnify each other for losses relating to breaches of their representations and warranties and failure to satisfy covenants, as applicable, and Reprints Desk and the Registrant have further agreed to indemnify CCC for Reprints Desk’s (or its affiliates’) failure to discharge obligations of the Reprints Business that are not assumed by CCC in the Asset Sale. CCC’s losses must exceed $24,000 before it may seek indemnification from Reprints Desk and/or the Registrant, in which event such parties must indemnify CCC for all covered losses incurred, up to a maximum of the purchase price for the Reprints Business.

The closing of the Asset Sale will be subject to, among other customary items, obtaining third party consents to the assignment of certain material agreements contemplated for transfer to CCC under the Asset Sale.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH SOLUTIONS, INC.

Date: June 26, 2017	By:	/s/ Alan Urban
Alan Urban
Chief Financial Officer